Exhibit 3.419
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 06/20/1997
971204660 - 2764758
CERTIFICATE OF LIMITED PARTNERSHIP

OF

CROW LANDFILL TX, L.P.
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
I.	The name of the limited partnership is “Crow Landfill TX, LP.”
II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
III.	The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc. 15880 North Greenway Hayden Loop Suite 100 Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Crow Landfill TX, LP as of June 19, 1997.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, General Partner
By	/s/ Steven M. Helm
Steven M. Helm, Secretary